UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street

Euless, Texas 76039

(Address of principal executive offices, including ZIP code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

U.S. Concrete, Inc. (the “Company”) previously reported in a Current Report on Form 8-K that the Company and certain of its domestic subsidiaries (the “Guarantors”) had entered into a purchase agreement on May 23, 2016 (the “Purchase Agreement”) pursuant to which the Company agreed to sell $400 million in aggregate principal amount of 6.375% Senior Notes due 2024 (the “Notes”) to certain initial purchasers named in the Purchase Agreement (collectively, the “Initial Purchasers”). The offering of the Notes closed on June 7, 2016. A description of the material terms of the Purchase Agreement is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2016.

The Company used a portion of the net proceeds from the offering of the Notes to repay all of the outstanding borrowings under the Company’s senior secured asset-based revolving credit facility (the “Revolving Facility”) and to make an irrevocable deposit that will be used to redeem all of its outstanding 8.500% Senior Secured Notes due 2018. The Company intends to use the remaining net proceeds from the offering for general corporate purposes, including funding the purchase price of future acquisitions to expand its current business.

The Notes are governed by an indenture (the “Indenture”) dated as of June 7, 2016, among the Company, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee. Pursuant to the Indenture, interest on the Notes accrues at a rate of 6.375% per annum on the principal amount of the Notes from June 7, 2016. Interest is payable on June 1 and December 1 of each year, beginning on December 1, 2016. The Notes mature on June 1, 2024, unless redeemed sooner pursuant to the terms of the Indenture.

The Notes are unconditionally guaranteed on a senior unsecured basis by each of the Company’s existing and future restricted subsidiaries that guarantees any obligations under the Revolving Facility or that guarantees certain of the Company’s other indebtedness or certain indebtedness of the Company’s restricted subsidiaries (other than foreign restricted subsidiaries that guarantee only indebtedness incurred by another foreign subsidiary).

The Notes and the guarantees will be the Company’s and the Guarantors’ senior unsecured obligations, as applicable. Accordingly, they will be: effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured obligations, including obligations under the Revolving Facility, to the extent of the value of the collateral securing such obligations; senior in right of payment to any of the Company’s and the Guarantors’ future subordinated indebtedness; pari passu in right of payment with any of the Company’s and the Guarantors’ existing and future senior indebtedness, including the Company’s and the Guarantors’ obligations under the Revolving Facility; and structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables and preferred stock, of any non-guarantor subsidiaries.

On and after June 1, 2019, the Company will be entitled at its option, on one or more occasions, to redeem all or a portion of the Notes, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Period	Redemption Price
2019	104.781%
2020	103.188%
2021	101.594%
2022 and thereafter	100.000%

In addition, the Company may redeem all or a portion of the Notes at any time prior to June 1, 2019 at a redemption price equal to 100% of the principal amount thereof, plus the “make-whole” premium described in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. Furthermore, the Company may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes at any time prior to June 1, 2019 at a redemption price equal to 106.375% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of redemption, with cash in an amount equal to the net cash proceeds of certain equity offerings of the Company’s common stock. If the Company experiences a change of control (as defined in the Indenture), it must offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If the Company or its restricted subsidiaries engage in certain asset sales, the Company must offer to purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, with cash in an amount equal to the net cash proceeds of such asset sales.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional debt or issue disqualified stock or preferred stock;

•	pay dividends or make other distributions, repurchase or redeem the Company’s stock or subordinated indebtedness or make certain investments;

•	sell assets and issue capital stock of the Company’s restricted subsidiaries;

•	incur liens;

•	allow to exist certain restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company;

•	enter into transactions with affiliates;

•	consolidate, merge or sell all or substantially all of the Company’s assets; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important exceptions, limitations and qualifications described in the Indenture.

In connection with the issuance of the Notes, the Company, the Guarantors and the Initial Purchasers entered into a registration rights agreement, dated as of June 7, 2016 (the “Registration Rights Agreement”) obligating the Company to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes having substantially the same terms as the Notes and evidencing the same indebtedness as the Notes.

The Company agreed to use commercially reasonable efforts to cause the exchange offer to be completed within 330 days after the issuance of the Notes. The Company also agreed to use commercially reasonable efforts to cause a shelf registration statement for the resale of the Notes to become effective if it cannot effect the exchange offer within the time period required by the Registration Rights Agreement and in certain other circumstances. If the Company fails to satisfy its exchange obligations under the Registration Rights Agreement, it has agreed to pay additional interest to the holders of the Notes under certain circumstances.

The preceding summary of the Indenture and the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the Company’s payment of dividends, redemption of stock or other distributions to the Company’s stockholders is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 7, 2016, the Company issued a press release announcing the closing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

4.1	Indenture, dated as of June 7, 2016, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of June 7, 2016, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and J.P. Morgan Securities LLC, as representative of the initial purchasers.

99.1	Press Release of U.S. Concrete, Inc. dated June 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: June 7, 2016	By:	/s/ Joseph C. Tusa, Jr.
Name: Joseph C. Tusa, Jr.
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Indenture, dated as of June 7, 2016, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of June 7, 2016, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and J.P. Morgan Securities LLC, as representative of the initial purchasers.

99.1	Press Release of U.S. Concrete, Inc. dated June 7, 2016.